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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: January 2, 1997


                             MAIC HOLDINGS, INC.
            -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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               (State or Other Jurisdiction of Incorporation)


                                                        63-1137505
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(Commission File Number)                      I.R.S. Employer Identification No.



                             100 Brookwood Place
                          Birmingham, Alabama 35209
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                  (Address of Principal Executive Offices)



                               (205) 877-4400
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            (Registrant's Telephone Number, Including Area Code)
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ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS

        Effective December 20, 1996 ("Effective Date") upon the filing of Articles of Merger with the Secretary of State of Missouri, MOMED Holding Co., a Missouri corporation ("MOMED Holding") was merged with and into MOMED Acquisition, Inc., a Missouri corporation ("MOMED Acquisition") and wholly owned subsidiary of MAIC Holdings, Inc., a Delaware corporation ("MAIC Holdings") pursuant to that certain Agreement and Plan of Merger dated June 11, 1996 between MOMED Holding, MAIC Holdings and MOMED Acquisition ("Agreement and Plan of Merger"). MOMED Acquisition is the surviving legal entity of the Merger under the name of "MOMED Holding Co." MOMED Holding operates as an insurance holding company and through its wholly owned subsidiary, Missouri Medical Insurance Company, a Missouri corporation ("MOMEDICO") is engaged in, among other things, the business of providing medical professional liability insurance.

         As of the Effective Date, each issued and outstanding share of Class A Common Stock of MOMED Holding was converted into the right to receive at the election of the holder of such Class A Common Stock, subject to possible proration as set forth in the Agreement and Plan of Merger, either cash or common stock of MAIC Holdings (collectively, "Merger Consideration"). Each holder of issued and outstanding shares of Class A Common Stock of MOMED Holding had the right to elect to receive $25.32 (without interest) per share of MOMED Holding Class A Common Stock ("Cash Election") or to elect to have such holders' shares of MOMED Holding Class A Common Stock converted as of the Effective Date into .779 of a share of MAIC Holdings common stock for a share of MOMED Holding Class A Common Stock ("Stock Election"). Holders of shares of MOMED Holding Class A Common Stock on October 18, 1996, the record date for the special meeting of the stockholders of MOMED Holding, were furnished a form for making the election together with a Proxy Statement/Prospectus and proxy card. Pursuant to the returned elections forms, holders of 483,132 shares of MOMED Holding Co. Class A Common Stock elected to receive MAIC Holdings common stock pursuant to properly executed Stock Elections, and holders of a total of 249,066 shares of MOMED Holding Co. Class A Common Stock either elected to receive cash pursuant to properly executed Cash Elections or were deemed to have made Cash Elections pursuant to the Proxy Statement/Prospectus. Accordingly, the persons making Stock Elections are entitled to receive 376,359 shares of MAIC Holdings common stock (46,852 of which will be owned by MOMEDICO and will not be treated as outstanding for accounting purposes) and the persons making Cash Elections are entitled to receive $6,306,351.20, in each case as of the Effective Date of the merger and without proration.

        As of September 30, 1996, MAIC Holdings had total assets of $799,375,810 and MOMED Holding had total assets of $82,526,645. The total acquisition cost of the transaction to MAIC Holdings has been determined to be $17,659,540. Based on a preliminary estimate of the allocation of the purchase price, the transaction will result in an excess fair value over cost of net assets acquired and will result in approximately $1,000,000 negative goodwill. The transaction will result in no significant impact on 1996 earnings of MAIC Holdings.

         The Agreement and Plan of Merger was approved by the State of Missouri Department of Insurance by order dated August 13, 1996. On October 4, 1996, MAIC Holdings filed a registration statement on SEC Form S-4, Registration No. 333-13465 ("Registration Statement"), to register 396,852 shares of MAIC Holdings common stock reserved for issuance as consideration pursuant to the Agreement and Plan of Merger. The SEC declared the Registration Statement




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effective on October 22, 1996 at which time MOMED Holding in connection with the special meeting of the stockholders of MOMED Holding mailed to each of its stockholders the Proxy Statement and Prospectus included in the Registration Statement ("Proxy Statement/Prospectus") describing the Agreement and Plan of Merger and soliciting proxies and Cash and Stock Elections from MOMED Holdings' stockholders. The stockholders of MOMED Holding approved the Agreement and Plan of Merger at its special stockholders meeting held November 22, 1996.

         MAIC Holdings common stock issued pursuant to the Agreement and Plan of Merger, unless otherwise restricted, will be tradeable on the New York Stock Exchange under the trading symbol "MAI".

         No third party financing was used by MAIC Holding in connection with this transaction.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired

         Not applicable pursuant to Rule 3-05(b) of the Securities and Exchange Commission.



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         (b)     Pro Forma Financial Information

         Not applicable pursuant to Article 11 of Regulation S-X of the Securities and Exchange Commission.

         (c)     Exhibits

                 None



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             MAIC HOLDINGS, INC.


                             By: /s/ James J. Morello
                                ---------------------------
                                 James J. Morello
                                 Treasurer and Chief
                                 Financial Officer



January 2, 1997